UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2023

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI(1)	New York Stock Exchange(1)

(1) On April 19, 2023, Lannett Company, Inc. received a written notice from the New York Stock Exchange (the “NYSE”) notifying the Company that it would commence proceedings to delist our common stock and our common stock was suspended from trading. On April 20, 2023, our common stock began trading over-the-counter under the symbol “LCIN.” The Company does not intend to appeal the decision and expects that the NYSE will file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist our common stock from trading and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting would then become effective 10 days after the filing of the Form 25. In accordance with Rule 12d2-2 of the Exchange Act, the de-registration of our common stock under Section 12(b) of the Exchange Act would become effective 90 days, or such shorter period as the SEC may determine, from the date of the Form 25 filing.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Restructuring Support Agreement

On April 30, 2023, Lannett Company, Inc. (“LCI”) and certain subsidiaries (collectively with LCI, the “Company Parties”) entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with certain of its creditors (the “Consenting Stakeholders”). The Restructuring Support Agreement contemplates agreed-upon terms for a financial restructuring of the Company’s existing indebtedness (the “Restructuring”) to be implemented through the commencement of voluntarily chapter 11 cases pursuant to title 11 of the United States Code (such cases, the “Chapter 11 Cases”).

Pursuant to the Restructuring Support Agreement, the Consenting Stakeholders have agreed, subject to certain terms and conditions, to support a prepackaged chapter 11 plan (the “Plan”) to implement the Restructuring, which Plan will be filed in the Chapter 11 Cases.

The material terms of the Plan are set forth in the term sheet attached to the Restructuring Support Agreement (the “Term Sheet”, and the transactions described therein, the “Restructuring Transactions”), which terms include, among other things:

●	trade claims will be paid in the ordinary course of business during and after the Chapter 11 Cases;

●	on the effective date of the Restructuring Transactions (the “Plan Effective Date”), LCI (as reorganized, “Reorganized LCI”) will issue a single class of common equity interests to the Consenting Stakeholders pursuant to the Plan;

●	on the Plan Effective Date, the Company Parties will enter into a new revolving credit facility on terms to be agreed;

●	on the Plan Effective Date, Reorganized LCI will enter into a “takeback” exit financing facility in the principal amount of $60 million and such other terms as set forth in the Restructuring Support Agreement;

●	on the Plan Effective Date, Reorganized LCI will distribute new warrants issued pursuant to a new warrant agreement to holders of Second Lien Term Loan Claims (as defined in the Restructuring Support Agreement);

●	following the Plan Effective Date, Reorganized LCI will establish a customary management equity incentive plan;

●	on the Plan Effective Date, there will be no recovery for holders of the Company’s convertible notes or existing equity interests; and

●	the Plan Effective Date will be reached within 45 days of filing the Chapter 11 Cases.

In accordance with the Restructuring Support Agreement, the Consenting Stakeholders agreed, among other things, to:

●	support the Restructuring Transactions and vote and exercise any powers or rights available to it in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions;

●	not object to, delay, impede or take any other action, directly or indirectly, that is reasonably likely to interfere with, delay, or impede the acceptance, implementation, or consummation of the Restructuring Transactions;

●	use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;

●	subject to the consent rights provided in the Restructuring Support Agreement, negotiate in good faith and use commercially reasonable efforts to execute, deliver and implement any other necessary agreements that are consistent with the Restructuring Support Agreement to which it is to be a party in a timely manner to effectuate and consummate the Restructuring Transactions as contemplated by the Restructuring Support Agreement; and

●	with respect to the Consenting Second Lien Term Lenders (as defined in the Restructuring Support Agreement) and the interest payment due on April 24, 2023 pursuant to the Second Lien Term Loan Agreement (as defined in the Restructuring Support Agreement), extend the five-business day grace period provided in Section 8.1(c) of the Second Lien Term Loan Agreement to 10 business days.

In accordance with the Restructuring Supporting Agreement, the Company Parties agreed, among other things, to:

●	support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with the Restructuring Support Agreement;

●	to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated by the Restructuring Support Agreement, take all steps reasonably necessary and desirable to address any such impediment;

●	use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;

●	negotiate in good faith and use commercially reasonable efforts to execute and deliver any required agreements to effectuate and consummate the Restructuring Transactions as contemplated by the Restructuring Support Agreement;

●	continue ordinary course practices to maintain good standing under the jurisdiction in which each Company Party and each of its subsidiaries is incorporated or organized and continue to operate the business in the ordinary course of business customary in the normal course of ordinary operations consistent with past practice taking into account the Chapter 11 Cases and Restructuring Transactions; and

●	negotiate in good faith and use commercially reasonable efforts to execute and deliver any appropriate additional or alternative provisions or agreements to address any legal, financial, strategic or structural impediment that may arise that would prevent, hinder, impede, delay or be reasonably necessary to effectuate the consummation of the Restructuring Transactions.

Pursuant to the Restructuring Support Agreement, the Company will commence the solicitation of votes on the Plan (the “Solicitation”) no later than May 2, 2023. In connection with the Solicitation, the Plan and a disclosure statement related thereto will be distributed to certain creditors of the Company that are entitled to vote under the Plan. This Current Report on Form 8-K does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this Current Report on Form 8-K a solicitation of consents to or votes to accept the Plan. Any solicitation or offer will only be made pursuant to a disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones related to consummation of the Plan. In addition, the Restructuring Support Agreement shall automatically terminate on the Plan Effective Date once all conditions precedent to the Plan have been satisfied.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2023, LCI and Timothy C. Crew, LCI’s chief executive officer, entered into a letter agreement (the “CEO STI Letter Agreement”), modifying Mr. Crew’s individual payment terms under LCI’s 2023 Short-Term Incentive Plan (the “STIP”). Under the CEO STI Letter Agreement, LCI and Mr. Crew agreed to amend the STIP with respect to the provisions governing the remaining incentive amount, if any, earned by, and payable to, Mr. Crew under the terms of the STIP (determined after giving effect to the terms of the STIP in effect as of the date of the CEO STI Letter Agreement regarding continued service requirements and approval of the board of directors or compensation committee of the board of directors) for excess EBITDA and cash performance objectives in LCI’s full fiscal year ending June 30, 2023 (the “Payment”). Pursuant to the CEO STI Letter Agreement:

●	50% of any Payment will be settled by LCI’s issuance to Mr. Crew on the Payment Date (as defined below) of a number of fully vested shares of New Common Stock (as defined in the Restructuring Support Agreement) equal to 0.5% of the total number of shares of New Common Stock outstanding as of the Payment Date (on a fully diluted and fully distributed basis and treating the Management Incentive Plan (as defined in the Term Sheet) as fully allocated) (such payment, the “Stock Payment”). The Payment Date is the date that payments under the STIP for LCI’s final full fiscal year 2023 are made to other participants generally.

●	The balance of any Payment (the “Cash Payment”) will be paid in cash as follows: (i) LCI will pay Mr. Crew on the Payment Date (the “First Installment”) an amount in cash equal to the greater of 25% of the aggregate Cash Payment and an amount sufficient to pay all federal, state and local employment and income taxes on the First Installment and the Stock Payment and (ii) one-third of the remaining amount of the Cash Payment will be paid on each of November 1, 2023, February 1, 2024 and March 14, 2024.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the CEO STI Letter Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

LCI cautions that trading in its securities now and during the pendency of the Chapter 11 Cases is and will be highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases. LCI expects, based on the agreed upon terms in the Restructuring Support Agreement, that its stockholders and other equityholders will experience a complete loss on their investment.

Press Release

On May 1, 2023, LCI issued a press release announcing the signing of the Restructuring Support Agreement and the Solicitation relating to the Plan, as described in Item 1.01. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. You should not assume that the information contained in this Current Report on Form 8-K or the accompanying Exhibits is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, prospects and the assumptions that were utilized may have changed since those dates.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements.” Forward-looking statements are not promises or guarantees and investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to: the impact of competitive products and pricing; product demand and market acceptance; new product development; acquisition-related challenges; the regulatory environment; interest rate fluctuations; reliance on key strategic alliances; availability of raw materials; fluctuations in operating results; the impact of the delisting from the New York Stock Exchange, including under our debt documents; the impact of failure to pay interest when due on our debt; our ability to successfully consummate a Restructuring of our existing debt, existing equity interests and certain other obligations, and emerge from cases commenced under chapter 11 of title 11 of the United States Code; our ability to improve long-term capital structure and to address our debt service obligations through the Restructuring; the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations; our ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Restructuring and the Chapter 11 cases; the effects of the Restructuring and the Chapter 11 Cases on LCI and the interests of various constituents; our ability to obtain confirmation of the Plan under the Chapter 11 Cases and successfully consummate the Restructuring; and other risks detailed from time to time in our filings with the U.S. Securities and Exchange Commission. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. LCI cautions you not to place undue reliance upon any such forward-looking statements which speak only as of the date made. LCI is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise and other events or factors, many of which are beyond LCI’s control, including those resulting from such events, or the prospect of such events, such as public health issues including health epidemics or pandemics, such as the outbreak of the novel coronavirus, whether occurring in the United States or elsewhere, which could disrupt LCI’s operations, disrupt the operations of LCI’s suppliers and business development and other strategic partners, disrupt the global financial markets or result in political or economic instability. The information in this Current Report on Form 8-K should be read in conjunction with information in LCI’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the consolidated financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations included therein, and Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated as of April 30, 2023, by and among the Company Parties and Consenting Stakeholders
10.2	Letter Agreement, dated as of April 30, 2023, by and among LCI and Timothy C. Crew
99.1	May 1, 2023 Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel

Date: May 1, 2023